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                                                                   Exhibit 10.10

             COST AND EXPENSE SHARING AND REIMBURSEMENT AGREEMENT
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     THIS COST AND EXPENSE SHARING AND REIMBURSEMENT AGREEMENT (this
"Agreement") is effective as of the 31st day of August, 1999, by and between PINNACLE TOWERS INC., a Delaware corporation ("PTI") and Pinnacle Towers III Inc., a Florida corporation ("PT3").

     WHEREAS, PT3 owns certain assets which it acquired from PTI; and

     WHEREAS, in connection with the conduct of its business, PT3 considers it necessary or convenient to avail itself of certain of PTI's personnel, facilities and general and administrative overhead, and PTI is willing to make such available to PT3; and

     WHEREAS, PT3 has agreed to reimburse PTI for its allocable share of the cost and expense of such shared personnel, facilities and general and administrative overhead as determined in the manner hereinafter provided;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

     1.   Provision of Shared Costs and Expenses.  During the term of this
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Agreement, upon the reasonable request of PT3, PTI will make available to PT3 any of PTI's office and administrative personnel and facilities, consultants and contractors, and general and administrative office overhead and costs, including inter alia office space, record retention, photocopy facilities, facsimile and telephone equipment, sales and marketing support, office supplies, and computer services (collectively, the "Shared Costs and Expenses").

     2.   Reimbursement.  PT3 agrees to reimburse PTI for the costs and expenses
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incurred by PTI on behalf of or for the benefit of PT3 in an amount equal to the sum of the following amounts (the "Reimbursement Amount") determined annually as of the end of each calendar year:

            (a) With respect to any Shared Costs and Expenses directly attributable solely to PT3, an amount equal to the marginal or incremental cost or expense thereof incurred by PTI; and

            (b)   With respect to any Shared Costs and Expenses not described in
     (a) above, the pro rata share of such Shared Costs and Expenses based on the product obtained by multiplying the gross amount of such Shared Costs and Expenses by the quotient obtained by dividing the gross revenues of PT3 for the year by the sum of the gross revenues for the year of both PTI and PT3, or an amount determined on such other reasonable basis as the parties may mutually agree.

The Reimbursement Amount for each calendar year shall be determined no later than three months after the end of such calendar year and payment of the Reimbursement Amount shall be due on or before the April 10/th/ of the year following the end of such calendar year.
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     3.   Standard of Care.  PTI agrees that it and its personnel shall exercise
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the same degree of diligence, care and prudence in connection with matters conducted on behalf of, or provided for the benefit of, PT3 as it exercises matters conducted on its own behalf or provided for its own benefit.

     4.   Limitation of Liability.
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             (a)   PTI and its Affiliates, and the officers, directors,
     employees, shareholders, partners, representatives, consultants and agents of PTI and its Affiliates (collectively, "Providing Parties") shall not be liable to the party on whose behalf the Shared Costs and Expenses are incurred, its Affiliates, or to any officer, director, employee, shareholder, partner, representative, consultant or agent of such party or its Affiliates (collectively, "Receiving Parties"), for any liability, cost, damage, expense or loss, including, without limitation, any special, indirect, consequential or punitive damages
     (i) arising or allegedly arising out of any actions or failures to act by any of the Providing Parties with respect to the Shared Costs and Expenses to be provided hereunder, or (ii) as a result of the reliance by any of the Receiving Parties on any advice or data that any of the Providing Parties may provide pursuant to this Agreement; provided, however, that the foregoing shall not apply to limit liability of a party to the extent caused by such party's gross negligence or willful misconduct.

             (b) The Receiving Parties shall indemnify and hold harmless each and every of the Providing Parties from and against any liability, cost, damage, expense or loss (including court costs and reasonable attorneys' fees) which such Providing Parties may sustain or incur by reason of any claim, demand, suit or recovery by any person or entity, directly resulting from acts or omissions committed by the Receiving Party in connection with this Agreement; provided, however, that no person may benefit from the foregoing indemnity in the event of its gross negligence or willful misconduct.

     5.   Term.  The term of this Agreement shall commence as of the date hereof
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and end December 31, 2000, unless earlier terminated effective as of the end of a calendar month by either party upon no less than two months' prior written notice to the other party. The term of this Agreement shall automatically renew for successive periods of one year each unless either party provides to the other party notice in writing that this Agreement will not so renew and such notice is given at least two months prior to the then termination date of this Agreement. In the event this Agreement is terminated prior to the end of a calendar year, the Reimbursement Amount shall be determined as of the effective date of termination based on gross revenues of each party through the date of termination.

     6.   Relationship of the Parties.  In all matters relating to this
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Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. No party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Agreement is intended to create or constitute a joint venture or partnership relationship between the parties hereto or persons referred to herein.

     7.   Force Majeure.  PTI shall be excused from performance hereunder for
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any period and to the extent that it is prevented from performance hereunder, in whole or in part, as a result

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of delays caused by PT3 or any act of God, war, civil disturbance, court order, strike, labor dispute, law or regulation of any governmental authority, or other cause beyond the reasonable control of PTI. Such nonperformance shall not be a default hereunder. PTI shall take all reasonable actions to resume performance of its obligations hereunder as soon as feasible.

     8.   Amendments and Waiver.  No amendment, waiver or consent with respect
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to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     9.   Notices. All notices, requests, demands and other communications
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hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

          If to PTI:

               Pinnacle Towers Inc.
               1549 Ringling Boulevard
               Third Floor
               Sarasota, Florida  34236
               Attention:  Ben Gaboury
               Telephone No.:  (941) 364-8886
               Facsimile No.:  (941) 364-8761

          If to PT3:

               Pinnacle Towers III Inc.
               1549 Ringling Boulevard
               Third Floor
               Sarasota, Florida  34236
               Attention:  Steve Day
               Telephone No.:  (941) 364-8886
               Facsimile No.:  (941) 364-8761

Any party may change its address or add or change parties for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.

     10.  Counterparts.  This Agreement may be executed in counterparts, each
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of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.  Successors and Assigns; Beneficiaries.  This Agreement shall bind and
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inure to the benefit of the parties named herein and their respective successors and assigns. No party may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party.
Except as specifically provided in Section 4, no third party shall be entitled to enforce any provision hereof; and no third party is intended to benefit from this Agreement.

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     12.  Entire Agreement.  This Agreement and the documents referred to
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herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

     13.  Partial Invalidity.  In the event that any provision of this
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Agreement shall be held invalid or unenforceable by any court or competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     14.  Governing Law; Jurisdiction.  This Agreement shall be interpreted in
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accordance with the substantive laws of the State of Florida applicable to contracts made and to be performed wholly within said State. All disputes, legal actions, suits and proceedings arising out of or relating to this Agreement shall be brought in a federal district or state court located in Tampa, Florida. Each party hereby consents to the jurisdiction of the federal district or state court in Tampa, Florida. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any dispute, action, suit or proceeding brought in the federal district or state court of Tampa, Florida has been brought in an improper or inconvenient venue or forum.

     15.  Disputes.
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            (a)   PTI and PT3 mutually desire that friendly collaboration
     will develop between themselves. Accordingly, they shall try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof.

            (b) (i) To the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually acceptable mediator to be chosen by PTI and PT3 within forty-five (45) days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement PTI and PT3 may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation, neutral fact-finding or a mini-trial.

                  (ii) Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this
     Section 15 will prevent either party from resorting to judicial proceedings if (A) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (B) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

            (c) Each of PT3 and PTI shall bear its costs of mediation or ADR, but PT3 and PTI agree to share the costs of the mediation of ADR equally.

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     16.  Authorship.  The parties hereto agree that the terms and language of
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this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

     17.  Defined Terms.  All capitalized terms not defined herein shall have
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the meanings ascribed to them in the Asset Purchase Agreement.

     18.  Recitals. The recitals hereto are true and correct and are by this
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reference incorporated herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PINNACLE TOWERS INC.


                                   __________________________________
                                   Bernard Gaboury, President


                                   PINNACLE TOWERS III INC.



                                   __________________________________
                                   Steven R. Day, Vice President, Chief
                                   Financial Officer and Secretary

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